ARTICLES OF ASSOCIATION

OF

Luckin Coffee Roastery (Hong Kong) Limited
瑞幸咖啡烘焙廠（香港）有限公司

Incorporated the 30th day of April 2019

Hong Kong

No. 2822886

(COPY)

CERTIFICATE OF INCORPORATION

* * *

I hereby certify that

Luckin Coffee Roastery (Hong Kong) Limited
瑞幸咖啡烘焙廠（香港）有限公司

is this day incorporated in Hong Kong under the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and that this company is limited.

Issued on 30 April 2019

(Sd.) Ms Ada L L CHUNG

....

Ms Ada L L CHUNG
Registrar of Companies
Hong Kong Special Administrative Region

Note:
Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

THE COMPANIES ORDINANCE (CHAPTER 622)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

Luckin Coffee Roastery (Hong Kong) Limited
瑞幸咖啡烘焙廠（香港）有限公司

Part A Mandatory Articles

I. Company Name
The name of the Company is "Luckin Coffee Roastery (Hong Kong) Limited 瑞幸咖啡烘焙廠（香港）有限公司".

II. Members' Liabilities
The liability of the members is limited.

III. Liabilities or Contributions of Members
The liability of the members is limited to any amount unpaid on the shares held by the members.

IV. Share Capital and Initial Shareholdings

Class of Shares	Ordinary
The total number of ordinary shares that the Company proposed to issue	1
The total amount of share capital to be subscribed by the Company's founder members	USD1
(i) The amount to be paid up or to be regarded as paid up	USD1
(ii) The amount to remain unpaid or to be regarded as remaining unpaid	USD0

I/WE, the undersigned, wish to form a company and wish to adopt the articles of association as attached, and I/we respectively agree to subscribe for the amount of share capital of the Company and to take the number of shares in the Company set opposite my/our respective name(s).

Name(s) of Founder Members	Number of Share(s) and Total Amount of Share Capital
Luckin Coffee Investment Inc.	1 share USD1
Total Number of Share(s) Taken:	1 share USD1

Part B Other Articles

Preliminary

1. The regulations in the Model Articles for Private Companies Limited by Shares in Schedule 2 of the Companies (Model Articles) Notice (the "Model Articles") shall apply to the Company save in so far as they are hereby specially excluded or are inconsistent with the Articles herein contained. In particular, but without in any way limiting the generality of the foregoing, clauses 7, 8, 11, 16, 22, 23, 26, 33, 39, 56, 60 and 81 of the Model Articles shall not apply or are modified as hereinafter appearing.

2. The company is a private company and accordingly:-

   (a) a member's right to transfer shares is restricted in the manner specified in this article;

   (b) the number of members is limited to 50; and

   (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited.

Transfer of Shares

3. The Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may decline to register any instrument of transfer, unless the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

Forfeiture of Shares

4. The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares. A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by instalments. The notice shall name a day on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. A statutory declaration by a director or the company secretary that the declarant is a director or the company secretary and that a share has been forfeited on a specified date is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

Directors

5. Unless and until the Company in General Meeting shall otherwise determine, the minimum number of Director(s) shall be one and there shall be no maximum number of director. The first Directors of the Company shall be nominated in writing by the founder members of the Company.

6. A Director shall not require any qualification shares and is not subject to rotation or retirement at the annual general meetings.

Appointment of Directors

7. A person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:-

   (a) by ordinary resolution; or

   (b) by a decision of the directors.

   Unless otherwise specified in the appointment, the director appointed holds office for an unlimited period of time.

Termination of Director

8. A person ceases to be a director if the person:-

   (a) ceases to be a director under the Companies Ordinance or the Companies (Winding Up and Miscellaneous Provisions) Ordinance or is prohibited from being a director by law;

   (b) becomes bankrupt or makes any arrangement or composition with the person's creditors generally;

   (c) becomes a mentally incapacitated person;

   (d) resigns the office of director by notice in writing of the resignation in accordance with section 464(5) of the Ordinance;

   (e) for more than 6 months has been absent without the directors' permission from directors' meetings held during that period; or

   (f) is removed from the office of director by an ordinary resolution of the Company.

Directors' Remuneration

9. (1) The director(s) shall be paid out of the funds of the Company remuneration for their services such sum (if any) as the Company may by ordinary resolution from time to time determine.

   (2) The directors shall also be entitled to be paid their reasonable expenses incurred in consequence of their attendance at meetings of directors, committee meetings or general meetings or otherwise in or about the business of the Company.

Proceedings of Directors

10. (1) Any director may call a directors' meeting by giving notice of the meeting to the directors or by authorizing the company secretary to give such notice.

    (2) Notice of a directors' meeting must indicate its proposed date and time; and where it is to take place.

    (3) Notice of a directors' meeting must be given to each director, but need not be in writing.

11. Until otherwise determined, two Directors shall constitute a quorum or, notwithstanding any provision herein, if the Company has only one director, that Director shall constitute a quorum and the decision of that director shall be taken by way of written resolution(s).

12. The directors may participate in any Board Meeting by means of conference telephone or other communications equipment through which all other directors present at the Meeting can hear each other and such participation shall constitute attendance at Board Meeting as if those participation were present in person, provided always that the quorum was already present at the meeting. The directors may also, in urgent cases, pass a resolution by way of telephonic conference or other communications equipment, provided always that a written resolution is subsequently signed by the directors in accordance with (13) below.

13. A resolution in writing signed by a majority of the directors and annexed or attached to the directors' minute book shall be as valid and effective as a resolution passed at a meeting duly convened and constituted. The signature of any director may be given by his alternate. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more of the directors. A written notification of confirmation of such resolution in writing sent by a director or his alternate by cable, telex, facsimile or other electronic means shall be deemed to be a document signed by him for the purposes of this article.

Chairing of Directors' Meetings

14. (1) The directors may appoint a director to chair their meetings.

(2) The person appointed for the time being is known as the chairperson.

(3) The directors may terminate the appointment of the chairperson at any time.

(4) If the chairperson is not participating in a directors' meeting within 10 minutes of the time at which it was to start or is unwilling to chair the meeting, the participating directors may appoint one of themselves to chair it.

15. If the numbers of votes for and against a proposal are equal, the chairperson or other director chairing the directors' meeting has a casting vote.

General Meetings

16. Subject to sections 611, 612 and 613 of the Companies Ordinance, the Company must, in respect of each financial year of the Company, hold a general meeting as its annual general meeting in accordance with section 610 of the Companies Ordinance. The Company may hold a general meeting at 2 or more places using any technology that enables the members of the Company who are not together at the same place to listen, speak and vote at the meeting.

17. An annual general meeting must be called by notice of at least 21 days in writing. A general meeting other than an annual general meeting must be called by notice of at least 14 days in writing.

18. For all purposes, the quorum for all general meetings shall be two members personally present or by proxy. Notwithstanding any provision herein, if the Company has only one member, that member present in person or by proxy constitutes a quorum at a general meeting of the Company and the decision of that member shall be taken by way of written resolution(s). No business shall be transacted at any General Meeting unless the requisite quorum be present at the commencement of the business.

19. Anything that may be done by a resolution passed at a general meeting of a company may be done, without a meeting and without any previous notice being required, by a written resolution of the members of the company.

Seal and Cheques

20. The Company may or may not have a common seal. If the directors shall decide to have one made for the Company, the common seal must be a metallic seal having the Company's name engraved on it in legible form and the Director(s) shall provide for the safe custody thereof.

21. The Seal shall not be affixed to any instrument except by the authority of the directors or a committee authorised by the Board in that behalf, and every instrument to which the seal shall be affixed shall be signed by one director or such person or persons as the Board may from time to time authorised for such purpose.

22. The Company may exercise all the powers of having official seals conferred by the Ordinance and such powers shall be vested in the director(s).

23. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Director(s).

Divisions of Profits

24. The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

25. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

26. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

27. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

28. The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

29. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit of the Company until claimed.